Exhibit 23.6

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated August 7, 1997, for Records Retention/FileSafe included in Iron Mountain Incorporated's Form 8-K filed with the Securities and Exchange Commission on November 25, 1997, and to all references to our Firm included in this registration statement.

                                           /s/ Abbott, Stringham & Lynch

Campbell, California
November 13, 1998